Exhibit 5.2

January 30, 2020 ReWalk Robotics Ltd. 3 Hatnufa Street, Floor 6 Yokneam Ilit 2069203, Israel

Ladies and Gentlemen:

We have acted as New York counsel to ReWalk Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (File No. 333-235932) filed with the Commission on January 15, 2020 (the “Registration Statement”) and the related prospectus (the “Prospectus”) relating to the registration under the Securities Act of the issuance and sale by the Company (the “Offering”) of: (A) units (the “Common Units”), each consisting of (i) one ordinary share, par value NIS 0.25 per share (each, an “Ordinary Share” and collectively, the “Ordinary Shares”), of the Company (each, an “Offering Share” and collectively, the “Offering Shares”) and (ii) one common warrant to purchase one Ordinary Share (each, a “Common Warrant” and collectively, the “Common Warrants”); (B) pre-funded units (the “Pre-Funded Units” and together with the Common Units, the “Units”), each consisting of (i) one pre-funded warrant (collectively, the “Pre-Funded Warrants” and, together with the Common Warrants, the “Offering Warrants”) to purchase one Ordinary Share and (ii) one Common Warrant; and (C) warrants to purchase Ordinary Shares (the “Placement Agent Warrants” and, together with the Offering Warrants, the “Warrants”) to be issued to H.C. Wainwright & Co., LLC, as placement agent of the Offering and/or its designees (the “Placement Agents”) as compensation for their services pursuant to an engagement letter between the Company and H.C. Wainwright & Co., LLC, as placement agent, dated December 31, 2019. Certain of the Units will be sold pursuant to securities purchase agreements between the Company and the purchasers named therein (the “Purchase Agreements”). The Ordinary Shares underlying the Warrants are collectively referred to herein as the “Warrant Shares.” As used herein, the terms “Offering Shares,” “Warrants” and “Warrant Shares” also include any additional Offering Shares, Warrants and Warrant Shares that the Company may register under the Securities Act pursuant to a registration statement filed by the Company with the Commission pursuant to Rule 462(b) of the Commission (a “462(b) Registration Statement”).

This opinion letter is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus that forms a part thereof, any prospectus filed pursuant to Rule 424(b) with respect thereto or any 462(b) Registration Statement, other than as expressly stated herein with respect to the issuance of the Offering Shares, Warrants and Warrant Shares.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and exhibits thereto (including each series of Common Warrants, Pre-Funded Warrants and Placement Agent Warrants in the forms thereof filed as Exhibits 4.18, 4.19 and 4.20 to the Registration Statement and the form of Purchase Agreement filed as Exhibit 10.44) and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that, when the Units and the Warrants are duly authorized, executed and delivered by the Company and delivered and paid for in accordance with the Purchase Agreement and Engagement Letter, the Units and Warrants will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

The opinion expressed above is limited to questions arising under the laws of the State of New York. We do not express any opinion as to the laws of any other jurisdiction.  For purposes of our opinion, we have, without conducting any research or investigation with respect thereto, relied on the opinion of Goldfarb Seligman & Co. with respect to matters of the laws of the State of Israel.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Units and Warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, to the incorporation by reference of this opinion into any Rule 462(b) Registration Statement that the Company subsequently may file with the Commission, and to the reference to our firm as counsel for the Company that has passed on the validity of the Units and Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ White & Case LLP
White & Case LLP